          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer SMA International Bond Fund:

     We consent to the use in this  Registration  Statement of  Oppenheimer  SMA
International  Bond Fund,  of our report  dated May 23,  2007,  included  in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  reference  to our firm  under the  heading  "Independent
Registered  Public  Accounting  Firm"  appearing in the  Statement of Additional
Information.

                                            /s/ KPMG LLP
                                            ____________
                                            KPMG LLP

Denver, Colorado
June 22, 2007